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                        NATIONWIDE LIFE INSURANCE COMPANY

                    AMENDED AND RESTATED CODE OF REGULATIONS

                   For the Government of the Shareholders and
                               Board of Directors

                                    ARTICLE I

                            Meetings of Shareholders

Section 1. MEETINGS IN OR OUT OF STATE. Any meeting of shareholders may be held in or outside of the State of Ohio.

Section 2. REGULAR ANNUAL MEETING. A regular annual meeting of the shareholders shall be held on such date and at such place and time as is fixed by resolution of the Board of Directors. If for any reason the regular annual meeting is not held as provided for in this section, then the business to be transacted thereat may be transacted at any special meeting of shareholders called as provided for in Section 3 of this Article.

Section 3. SPECIAL MEETINGS OF SHAREHOLDERS. Special meetings of the shareholders may be called by the Chairman of the Board, Chairman and Chief Executive Officer-Nationwide Insurance Enterprise, President, a majority of the members of the Board of Directors acting with or without a meeting, or upon the written request of persons who hold 25% of all shares outstanding and entitled to vote thereat. Upon request in writing by registered mail or delivered in person to the Chairman and Chief Executive Officer-Nationwide Insurance Enterprise, the President, the Secretary, or by any person or persons entitled to call a meeting of shareholders, it shall be the duty of the officer receiving such request forthwith to give notice to shareholders as provided in Section 4 of this Article, and if such notice shall not be so given, then the person or persons making such request may give such notice to shareholders. Such notice for special meetings shall specify the time, place and purpose or purposes thereof and no business other than that included in the statements of such notice shall be acted upon at such meeting except with the consent of all of the shareholders entitled to attend and vote at the meeting in question.

Section 4. NOTICE OF SHAREHOLDERS' MEETINGS. A written or printed notice of each regular or special meeting of the shareholders, or where the Board of Directors has elected to change the time and place of the annual meeting of shareholders as provided in Section 2 of this Article, stating the time, place and purposes thereof, shall be delivered or mailed to each shareholder of record entitled to vote at such meeting or entitled to notice. If mailed, it shall be




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addressed to such shareholder's last known address as shown by the books of the company. Such notices shall be so delivered or mailed not more than forty-five
(45) nor less than ten (10) days before the date fixed for the meeting, and the shareholders entitled to such notice shall be those of record as of the day next preceding the day on which notice is given or if a record date therefor is fixed as provided by law or these Regulations, of record as of such date so fixed. In the event of the transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice upon the transferee. If any meeting is adjourned to another time or place, no further notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.

Section 5. WAIVER OF NOTICE. Any shareholder or shareholders entitled to notice of any shareholders' meeting may, in person or by proxy, either before, at or after such meeting, waive notice in writing, which writing shall be filed with or entered upon the records of the meeting, of any or all of the provisions of law, the Articles of Incorporation or Regula tions as to notice of such meeting, including the time, place and purpose thereof or as to any irregularities in such notice or arising in connection therewith or with the giving thereof and shall thereby validate the proceedings at such meeting as fully as though all of the requirements waived had been duly met in their respective cases. The attendance of any shareholder at any such meeting, in person or by proxy, without protesting the lack of a proper notice of such meeting shall be deemed to be a waiver of notice of such meeting.

Section 6. QUORUM. A majority of the issued and outstanding shares, the holders of which are entitled to attend and vote at a meeting of shareholders, shall constitute a quorum for the transaction of business at that meeting, but if at any regular or special meeting of the shareholders, or at any adjournment thereof, such a quorum is not present, then a majority vote of the shares present in person or by proxy shall constitute a quorum for the purpose of adjourning a meeting until a quorum competent to act on any matter or proposal is present.

Section 7.  VOTING.

(a) WHO ENTITLED TO VOTE. Only shareholders of record of common shares on the books of the company shall be entitled to vote at any regular or special meeting of shareholders. Each such shareholder so entitled to vote shall have the right to cast one vote in person or by proxy for each share standing opposite such shareholder's name on the books of the company.

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(b) VOTING BY CORPORATION. Subject to the provisions of the Articles of
Incorporation and Section 7(a) of this Regulation, the Chairman, and Chief Executive Officer-Nationwide Insurance Enterprise, President, Chairman of the Board of Directors, Vice President, Secretary or Treasurer of any corporation holding shares of this company and entitled to vote at any meeting shall conclusively be deemed to have authority to vote such shares and to execute proxies and written waivers or consents in relation thereto, whether such shares are held in a fiduciary capacity or otherwise, unless before a vote is taken or a consent or waiver is acted upon, a certified copy of a Regulation, Bylaw or resolution, of the Board of Directors or Executive Committee of the corporation holding such shares is delivered to the Secretary of the company, showing that such authority does not exist or is vested in some other officer or person. A person executing any such writing or so acting as one of such officers of such corporation shall, for the purposes of this paragraph be prima facie deemed to be duly elected, qualified and acting as such officer and to be fully authorized.

(c) VOTING BY PROXIES. A shareholder may, through a written proxy, authorize another person (who need not be a shareholder) to vote in the shareholder's stead and to represent the shareholder at one or more shareholders' meetings or any adjournment thereof, whether regular or special meetings, but such instrument must be filed with the Secretary of the company or in the Secretary's office before the convening of the meeting and before the person authorized thereby may exercise the rights thereunder. A vote in accordance with the terms of a duly filed proxy shall be valid notwithstanding the previous death of the principal or the revocation of the appointment or the transfer of the share on which the vote was given, unless notice in writing of such death, revocation or transfer shall have been received by the Secretary of the company or in the Secretary's office or such revocation is made in open meeting before the vote is taken or the authority granted is otherwise exercised; provided, however, that no proxy hereafter made shall be valid after the expiration of eleven (11) months after date of its execution unless the shareholder executing it shall have specified therein the length of time it is to continue in force. A telegram, cablegram, wireless message or photograph, photostatic or equivalent reproduction of a writing appointing a proxy or proxies shall be a sufficient writing. Unless the writing appointing a proxy or proxies otherwise provides:
(l) each proxy shall have the power of substitution and when three or more persons are appointed a majority of them or their respective substitutes may appoint a substitute or substitutes to act for all; (2) if more than one proxy is appointed, then (a) with respect to voting or giving consents at a shareholders' meeting, a majority of such proxies as attend

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the meeting, or if only one attends then that one may exercise all the voting and consenting authority thereat; and if an even number attend and a majority do not agree on any particular issue; each proxy so attending shall be entitled to exercise such authority with respect to an equal number of shares; (b) with respect to exercising any other authority, a majority may act for all; (3) the presence of a shareholder at a meeting shall not operate to revoke a writing appointing a proxy. A shareholder, without affecting any vote previously taken, may revoke such writing not otherwise revoked by giving notice to the company in writing or in open meeting.

Section 8. INSPECTORS OF ELECTION. The Chairman of the Board, the Chairman and Chief Executive Officer-Nationwide Insurance Enterprise or the person acting as the chairman of any meeting of shareholders may, or upon the request of any shareholder or proxy entitled to vote at a meeting of shareholders shall appoint three (3) inspectors who need not be shareholders. The inspectors shall determine the number of shares outstanding, the voting rights with respect to each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; receive votes, ballots, consents, waivers, or releases; hear and determine all challenges and questions arising in connection with the vote; count and tabulate all votes, consents, waivers, and releases; determine and announce the result; and do such acts as are proper to conduct the election or vote with fairness to all shareholders. The decision, act or certificate of a majority of the inspectors shall be effective in all respects as the decision, act or certificate of all three (3). If requested to do so, the inspectors shall make a report in writing of any challenge, question or matter determined by them, and make and execute a certificate of any facts found by them. The certificate of the inspectors shall be prima facie evidence of the facts therein stated and of the vote as certified by them.

Section 9. ORDER OF BUSINESS. At all shareholders' meetings, the order of business shall be as follows, unless changed by a majority of the shares represented at that meeting:

         1.       Reading of minutes of preceding meeting;
         2. Reading and consideration of reports and statements--report of the Chairman and Chief Executive Officer-Nationwide Insurance Enterprise, President, any other officer, and any committee;
         3. Election of directors (at annual or special meeting called for that purpose);
         4.       Old or unfinished business;
         5.       New business;
         6.       Adjournment.

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                                   ARTICLE II

                                   Fiscal Year

Section 1. FISCAL YEAR. The fiscal year of the company shall begin on the first day of January and end on the last day of December of each year, but the Board of Directors shall have the power to change such fiscal year at any time it deems such change advisable.

                                   ARTICLE III

                                    Directors

Section 1. POWERS OF DIRECTORS. The corporate powers, business and property of the company shall be exercised, conducted and controlled by, or under the direction of, the Board of Directors except as otherwise required by statute, the Articles of Incorporation or these Regulations with regard to action required to be taken or approved by the shareholders.

Section 2. NUMBER, QUALIFICATION AND ELIGIBILITY. The number of directors shall be fifteen (15).

Section 3. CLASSIFICATION AND ELECTION. The directors shall be divided into three classes and each class shall consist as near as may be of one-third of the number of directors. At each regular annual meeting of shareholders, the successors of the class of directors whose term shall expire in that year shall be elected by ballot for a term of three years and until their respective successors are elected and qualified. Directors shall be elected by receiving the highest number of votes cast on the ballot. No requirements shall exist as to notice of such annual election other than those contained in this Code of Regulations. If directors are not elected at the regular annual meeting of the shareholders for any cause, they may be elected at any other meeting duly called for that purpose.

Section 4. VACANCIES. Whenever a vacancy occurs in the Board of Directors of the company, the vacancy may be filled for the unexpired term by the vote of a majority of the Board of Directors present if those present constitute a quorum; provided, however, if the Board is reduced to less than a majority by reason of vacancies, however caused, the remaining directors, by a majority vote or the remaining director may fill such vacancies. The Board of Directors may declare the office of a director vacant if the director shall be declared of unsound mind by an order of court or be adjudicated a bankrupt or if the director does not qualify within sixty (60)

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days of election by accepting in writing election to such office or by acting at a meeting of the Board of Directors and the Board of Directors may thereupon fill such declared vacancy.

Section 5. COMPENSATION. The members of the Board of Directors, other than salaried officers, shall receive such compensation as shall be fixed by the Board of Directors from time to time for the performance of services for the company, together with reimbursement for their expenses incurred in the performance of such services

Section 6. ACTION BY UNANIMOUS WRITTEN CONSENT WITHOUT A MEETING. Unless otherwise restricted by the Articles of Incorporation or Code of Regulations, any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board Shall individually or collectively consent in writing to such action; provided action by written consent or consents shall be filed with minutes of the proceedings of the Board. Any action without a meeting of the Board shall be limited to those situations where time is of the essence and not in lieu of a regularly scheduled board meeting.

                                   ARTICLE IV

                   Executive or Other Committees of the Board

Section 1. EXECUTIVE OR OTHER COMMITTEES OF THE BOARD. The Board of Directors by vote of a majority of the Board may, at its discretion, appoint or elect an Executive Committee of not less than three (3) members from its own number, who shall have and may exercise the powers of the Board of Directors in the interim between meetings of the Board of Directors, except filling vacancies in the Board of Directors or in any committee of the Board of Directors. The Executive Committee shall, at all times, be subject to any instructions issued by the Board of Directors. Such Executive Committee shall, from time to time, make a report of its acts and transactions to the Board of Directors. Such other committees of the Board may be appointed or elected as may be provided for by resolution of the Board of Directors. The act of a majority of the Executive Committee or any other committee of the Board shall be effective in all respects as the act of such committee at a meeting, or any such committee may act by a writing signed by all of its members without a meeting.

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                                    ARTICLE V

                                    Officers

Section 1. OFFICERS. The officers shall be a Chairman of the Board of Directors, Chairman and Chief Executive Officer-Nationwide Insurance Enterprise, President, one or more Vice Presidents, General Counsel, Secretary, Treasurer and such other vice presidents, assistant secretaries, assistant treasurers and other officers as the Board of Directors may appoint or elect or provide by resolution from time to time. The Chairman of the Board, Chairman and Chief Executive Officer-Nationwide Insurance Enterprise and President must be members of the Board of Directors. Any two or more of the offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or by the Articles of Incorporation or Code of Regulations to be executed, acknowledged or verified by two or more officers.

All of the above officers shall be chosen by the Board of Directors by ballot and by the vote of the majority of the Board of Directors at the regular annual meeting of the Board. The officers shall hold office until the date of the next regular annual meeting of the Board of Directors and until their respective successors are elected and qualified; provided, however, that any officer may be removed from office with or without cause at any time by a vote of at least two-thirds of the entire Board of Directors. If, for any cause, there is no regular annual meeting of the Board of Directors, or if such meeting is held and no one is elected or re-elected to one or more of the offices, the omitted election may be held in the manner above described at any other meeting of the Board of Directors if such meeting is duly called as a special meeting for that purpose or if each member of the Board of Directors shall be present or shall waive in writing the call and notice thereof.

                                   ARTICLE VI

                               Duties of Officers

Section 1. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and the Board of Directors, shall sign the record of such meetings at which the Chairman shall preside and shall have such other powers and duties as may be prescribed by the Board of Directors. In the absence of the Chairman of the Board and the Chairman and Chief Executive Officer-Nationwide Insurance Enterprise, another director shall be selected by those directors present to serve as temporary Chairman, and shall be

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authorized to sign the records of meetings at which such director presides.

Section 2. CHAIRMAN AND CHIEF EXECUTIVE OFFICER-NATIONWIDE INSURANCE ENTERPRISE. The Chairman and Chief Executive Officer-Nationwide Insurance Enterprise shall be the Chief Executive Officer and shall exercise general administrative leadership and direction of the company in conformity with actions and controls established and maintained by the Board of Directors. The Chairman and Chief Executive Officer-Nationwide Insurance Enterprise shall have the power and authority to execute on behalf of the company any and all documents, contracts, instruments, or other papers to which the signature of the company is to be attached; provided, however, a facsimile signature may be printed, engraved, or stamped on any approved document, contract, instrument, or other papers of the company.

In the absence of the Chairman of the Board, or at the request thereof, the Chairman and Chief Executive Officer-Nationwide Insurance Enterprise shall preside at meetings of the shareholders and the Board of Directors, sign the record of such meetings at which the Chairman and Chief Executive Officer-Nationwide Insurance Enterprise shall preside and shall have such other powers and duties as may be prescribed by the Board of Directors.

Section 3. PRESIDENT. The President shall be the Chief Operating Officer of the company and shall, in compliance with the laws of the State of Ohio, Articles of Incorporation and this Code of Regulations, and in concurrence with the Chairman and Chief Executive Officer-Nationwide Insurance Enterprise and actions of the Board of Directors, direct the activities of its officers.

Except as provided for by resolution of the Board of Directors or by memorandum from the Chairman and Chief Executive Officer-Nationwide Insurance Enterprise, the President shall have the power and authority to execute on behalf of the company those documents, contracts, instruments, or other papers to which the signature of the company is to be attached; provided, however, a facsimile signature may be printed, engraved or stamped on any approved document, contract, instrument, or other papers of this company. The President shall exercise the discretion of and perform generally all of the duties incident to the Office of President and such other and further duties as may be required by the Board of Directors and the Chairman and Chief Executive Officer-Nationwide Insurance Enterprise.

Section 4. VICE PRESIDENTS. The Vice Presidents, who may be designated Executive Vice President, Senior Vice President,

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Vice President, or Associate Vice President, shall have such powers and perform such duties as may be assigned to them by the Chairman and Chief Executive Officer-Nationwide Insurance Enterprise or President and approved by the Board of Directors. The officer designated by the President and approved by the Chairman and Chief Executive Officer-Nationwide Insurance Enterprise shall act for the President in the absence or disability of the President.

Section 5. GENERAL COUNSEL. The General Counsel shall furnish legal counsel on corporate matters as required; render legal opinions to the Board of Directors, the Chairman and Chief Executive Officer-Nationwide Insurance Enterprise, President and other officers and employees as requested; interpret all laws and regulations relating to the business of the company; initiate recommendations with respect to legislation affecting the business of the company; and shall perform such other and further duties as may be required by the Board of Directors, Chairman and Chief Executive Officer-Nationwide Insurance Enterprise or President.

Section 6. SECRETARY. The Secretary shall issue notices and maintain the official records of all meetings of the shareholders and the Board of Directors and such records shall be attested by the Secretary or by such other person as shall have acted as secretary of such meeting in the case of the Secretary's absence for any reason; shall have charge of the seal, share or other security books of the company and shall issue and attest all certificates of shares or other securities of the company; provided, however, a facsimile signature may be printed, engraved or stamped on certificates for shares, bonds or other securities of the company when such certificates are countersigned by an incorporated transfer agent or registrar. In case a transfer agent or registrar of the shares or other securities of the company shall be duly appointed by it, the Secretary may place in charge of such transfer agent or registrar the seal and share or other security books of the company and such transfer agent or registrar may perform in the Secretary's stead all duties in connection with the shares of the company. The Secretary shall have power and authority to sign or attest on behalf of the company all approved instruments, papers and documents where required in carrying on the business of the company; provided, however, a facsimile signature may be printed, engraved or stamped thereon; and shall perform such other and further duties as may from time to time be assigned by the Chairman and Chief Executive Officer-Nationwide Insurance Enterprise or the President and approved by the Board of Directors.

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Section 7. TREASURER. The Treasurer shall maintain custody of all funds, securities and properties of the company; direct the receipt and deposit of all funds and securities and payment of all authorized disbursements; direct the administration of all accounting activities of the company; furnish financial reports of the company, as required; shall have the power and authority to sign or attest all approved instruments, papers and documents where required in carrying on the business of the company; and shall perform such other and further duties as may from time to time be assigned by the Chairman and Chief Executive Officer-Nationwide Insurance Enterprise or the President and approved by the Board of Directors.

Section 8. ASSISTANT SECRETARY. The Assistant Secretary shall at all times act as an assistant to the Secretary and have such powers and perform such duties as shall be assigned by the Secretary and approved by the Chairman and Chief Executive Officer-Nationwide Insurance Enterprise or the President. In case both the Secretary and the Assistant Secretary are at the same time absent or unable to perform their duties the Board of Directors may appoint a secretary pro tempore with the power and duty to act as Secretary during such absence or disability of both the Secretary and Assistant Secretary.

Section 9. ASSISTANT TREASURER. The Assistant Treasurer shall at all times act as an assistant to the Treasurer and shall have powers and perform such duties as shall be assigned by the Treasurer and approved by the President

Section 10. EXECUTION OF INSTRUMENTS. Any vice president and any assistant secretary or assistant treasurer shall have the power and authority to sign all approved documents, instruments, contracts or other papers in connection with the operation of the business of the company in addition to the Chairman and Chief Executive Officer-Nationwide Insurance Enterprise, President, Treasurer and Secretary; provided, however, the signature of any of them may be printed, engraved or stamped on any approved document, contract, instrument or other papers of the company.

Section 11. VACANCIES. Whenever a vacancy occurs in any office of the company for any cause, the vacancy may be filled for the unexpired term by the vote of a majority of the Board of Directors present, if those present constitute a quorum thereof.

Section 12. BOND OF OFFICERS AND EMPLOYEES. Any officer or employee of the company handling funds or negotiable instruments or any other property of the company shall furnish such bond or shall be covered by a blanket bond in such

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amounts and with such surety and sureties as may be required by the Board of
Directors. The premium of any such bond shall be paid by the company.

                                   ARTICLE VII

                                 Indemnification

Section 1. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. The company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer or employee of the company, or is or was serving at the request of the company as a director, trustee, officer, member, or employee of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the General Corporation Law of the State of Ohio; provided, however, that the company shall indemnify any such person seeking indemnify in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) initiated by such person was authorized by the Board of Directors of the company. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the director, trustee, officer or employee is proper in the circumstances because such person has met the applicable standards of conduct set forth in the General Corporation Law of the State of Ohio. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not, and are not, parties to or threatened with any such action, suit or proceeding, or (2) if such a quorum is not obtainable, or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel meeting the requirements of independence prescribed by the General Corporation Law of Ohio, or (3) by the shareholders, or (4) by the Court of Common Pleas or the court in which such action, suit or proceeding was brought.

Section 2. OTHER RIGHTS. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation, these Regulations, any agreement, vote of shareholders or disinterested directors or

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otherwise, and shall continue as to a person who has ceased to be a director, trustee, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 3. ADVANCE PAYMENT OF EXPENSES. The company shall pay to any director, and may pay to any other person entitled to indemnification pursuant to Section 1 of this Article IX, expenses, including attorneys' fees, incurred in defending any action, suit or proceeding referred to in Section 1 of this Article IX, in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such expenses in advance of the final disposition of such action, suit or proceeding shall be made only upon delivery to the company of any legally required undertaking by or on behalf of such director or other person.

Section 4. CONTRACTUAL RIGHTS; APPLICABILITY. The right to be indemnified or to the reimbursement or advancement of expenses pursuant hereto (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled hereto may bring suit as if the provision hereof were set forth in a separate written contract between the company and such person, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

Section 5. REQUESTED SERVICE. Any person serving, in any capacity, (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the by the company, or (ii) any employee benefit plan of the company or of any corporation referred to in clause (i), shall be deemed to be doing so at the request of the company.

Section 6. INSURANCE. The company may purchase and maintain insurance on behalf of any person who is or was a director, officer, member, or employee of the company, or is or was serving at the request of the company as a director, trustee, officer or employee of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity, or arising out of the status as such, whether or not the company would have the power to indemnify such person against such liability under this
Article VII.

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                                  ARTICLE VIII

                                     Shares

Section 1. CERTIFICATES OF SHARES. Each shareholder of the company whose shares are paid in full shall be entitled to a certificate or certificates showing the number of shares registered in such shareholder's name on the books of the company. Such certificates shall be issued in numerical order and signed by the Chairman and Chief Executive Officer-Nationwide Insurance Enterprise or the President and the Secretary, or such other officers or persons as may be authorized by the Board of Directors. The signature of any of said officers may be facsimile, engraved, stamped or printed when such certificates are countersigned by an incorporated transfer agent or registrar. A full record of each certificate as issued shall be entered on the stock record books of the company. No new certificate shall be issued until the former certificate for the same number of shares shall have been surrendered and canceled, except as provided for in Section 3 below of this Article of these Regulations.

Section 2. TRANSFER OF SHARES. The shares of the company may be transferred on the books of the company by the holder thereof in person or by a duly authorized attorney upon the surrender of the certificate therefor properly endorsed and assigned.

Section 3. LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES. If any share certificate in this company becomes worn, defaced or mutilated, the Secretary, upon presentation or surrender thereof, may order the same canceled, and may issue a new certificate in lieu thereof. If any share certificate be lost, stolen or destroyed, the Secretary may issue a new certificate in lieu thereof to the person entitled to such lost, stolen or destroyed certificate upon receiving a bond of indemnity containing such terms as the Board of Directors may require to protect the company or any person, firm or other corporation from loss, cost or damage resulting from the issue of such new certificate.

Section 4. CLOSING OF TRANSFER BOOKS. The Board of Directors shall have the power to close the share transfer books of the company for a period not to exceed forty-five (45) days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital shares shall go into effect; provided, however, that in lieu of closing the share transfer books, the Board of Directors may fix in advance a date not exceeding forty-five (45) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for

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the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights or to exercise the rights in respect of any such change, conversion or exchange of shares, and in such cases only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any share on the books of the company after any such record date fixed as aforesaid. The company shall be entitled to treat the holder of record of any share or shares of the company as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to, or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Ohio.

Section 5. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of such transfer agents and registrars, or any of them. The Board of Directors shall have authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for shares of the company.

                                   ARTICLE IX

                                      Seal

Section 1. SEAL. The seal of the company shall be circular with the name of the company engraved around the margin and the word "SEAL" engraved across the center.

                                    ARTICLE X

                                   Amendments

Section 1. AMENDMENTS. This Code of Regulations may be adopted, amended, changed or repealed by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal at any meeting of shareholders of the company.

Effective: April 4, 1996

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